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                                                                  Exhibit 10.65


                                   EXHIBIT "A"

ADDENDUM TO SECURITY AND LOAN AGREEMENT ("SECURITY AND LOAN AGREEMENT") BETWEEN ALPHA MICROSYSTEMS AND IMPERIAL BANK

DATED: JUNE 9, 1998

This Addendum is made and entered into JUNE 9, 1998, between ALPHA MICROSYSTEMS ("Borrower") and IMPERIAL BANK ("Bank"). This Addendum amends and supplements the Security and Loan Agreement. In the event of any inconsistency between the terms herein and the terms of the Security and Loan Agreement, the terms herein shall in all cases govern and control. All capitalized terms herein, unless otherwise defined herein, shall have the meaning set forth in the Security and Loan Agreement.

1. Any commitment of Bank, pursuant to the terms of the Security and Loan Agreement, to make advances against Eligible Accounts shall expire on JUNE 8, 2001, subject to Bank's right to renew said commitment at its sole discretion. Any renewal of the commitment shall not be binding upon the Bank unless it is in writing and signed by an officer of the Bank.

2.  Borrower represents and warrants that:

    a. LITIGATION. There is no litigation or other proceeding pending or threatened against or affecting Borrower other than that which has previously been disclosed to Bank in writing, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.

    b. FINANCIAL CONDITION. The balance sheet of Borrower as of February 22, 1998, and the related profit and loss statement on that date, a copy of which has heretofore been delivered to Bank by Borrower, and all other statements and data submitted in writing by Borrower to Bank in connection with this request for credit are true and correct, and said balance sheet and profit and loss statement truly present the financial condition of Borrower as of the date thereof and the results of the operations of Borrower for the period covered thereby, and have been prepared in accordance with generally accepted accounting principles on a basis consistently maintained. Since such date, there have been no material adverse changes in the financial condition or business of Borrower. Borrower has no knowledge of any liabilities, contingent or otherwise, at such date not reflected in said balance sheet, and Borrower has not entered into any special commitments or substantial contracts which are not reflected in said balance sheet, other than in the ordinary and normal course of its business, which may have material adverse effect upon its financial condition, operations or business as now conducted.

    c. TRADEMARKS, PATENTS. Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with valid trademarks, trade names, copyrights patents and license rights of others.

    d. TAX STATUS. Borrower has no liability for any delinquent state, local or federal taxes, and, if Borrower has contracted with any government agency, Borrower has no liability for renegotiation of profits.

3. Borrower agrees that so long as it is indebted to Bank, or as long as Bank has any obligation to make any advances to Borrower, or as long as the Security and Loan Agreement is outstanding it will not, without Bank's written consent:

    a. TYPE OF BUSINESS, MANAGEMENT. Make any substantial change in the character of its business; or make any change in its executive management.

    b. OUTSIDE INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness for borrowed moneys other than loans from Bank except obligations now existing as shown in Borrower's financial statement dated February 22, 1998, excluding those being refinanced by Bank; or sell or transfer, either with or without recourse, any accounts or notes receivable or any moneys due to become due.


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    c.  LIENS AND ENCUMBRANCES. Create, incur, assume any mortgage, pledge, encumbrance, lien or charge of any kind (including the charge upon property at any time purchased or acquired under conditional sale or other title retention agreement) upon any asset now owned or hereafter acquired by it, other than liens now existing as shown in the financial statement dated February 22, 1998, and liens for taxes not delinquent and liens in Bank's favor.

    d. LOANS, INVESTMENTS, SECONDARY LIABILITIES. Make any loans or advances to any person or other entity other than in the ordinary and normal course of its business as now conducted or make any investment in the securities of any person or other entity other than the United States Government or commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Ind., or certificates of deposit maturing more than one (1) year from the date of investment therein issued by Bank; or guarantee or otherwise become liable upon the obligation of any person or other entity, except by endorsement of negotiable instruments for deposit or collection in the ordinary and normal course of its business.

    e. ACQUISITION OR SALE OF BUSINESS; MERGER OR CONSOLIDATION. Purchase or otherwise acquire the assets or business of any person or other entity; or liquidate, dissolve, merge or consolidate, or commence any proceedings therefore; or sell any assets except in the ordinary course of its business as now conducted; or sell, lease, assign, or transfer any substantial part of its business, or fixed assets, or any property or other assets necessary for the continuance of its business as now conducted, including without limitation the selling of any property or other asset accompanied by leasing back of the same.

    f. DIVIDENDS, STOCK PAYMENTS. Declare or pay any dividend (other than dividends payable in common stock of Borrower and Preferred Stock dividends to ING Equity Partners) or make any other distribution of any of its capital stock now outstanding or hereafter issued or purchase, redeem or retire any of such stock.

    g. CAPITAL EXPENDITURES. Make or incur obligations for capital expenditures excluding spares inventory, in excess of $800,000 in any one fiscal year.

    h. LEASE LIABILITY. Make or incur liability for payments of rent under leases of real property in excess of $500,000 and personal property (capital leases) in excess of $500,000 in any one fiscal year.

4. Should there be a default under the Security and Loan Agreement, the General Security Agreement or under any note executed by Borrower in favor of Bank, or under any other document executed by Borrower in favor of Bank, all obligations, loans and liabilities of Borrower to Bank, due or to become due, whether now existing or hereafter arising, shall at the option of the Bank, become immediately due and payable without notice or demand, and Bank shall thereupon have the right to exercise all of its default rights and remedies.

5. Bank will advance up to 75% of Eligible Accounts up to maximum of $2,000,000 provided, however, that Bank, in its sole and absolute discretion may adjust the foregoing advance rate to a lower amount deemed prudent by Bank contingent upon "dilution" exceeding 5% on an annual basis as determined by Bank audit. For purposes of this Addendum, "dilution" shall be defined as non-cash credits applied to accounts receivable. Eligible Accounts shall only include such accounts as Bank in its sole discretion shall determine are eligible from time to time. In addition to the provisions in the Security and Loan Agreement, "Eligible Accounts" shall also NOT include any of the following:

    a.  Account balances over ninety (90) days from invoice date.

    b.  Credit balances greater than ninety (90) days from invoice date.

    c. Accounts with respect to which 25% or more of the account debtor's total accounts or obligations outstanding to Borrower are more than 90 days from invoice date are not eligible.


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    d.  For accounts representing more than 15% of Borrower's total accounts receivable, the balance in excess of the 15% is not eligible. However, the Bank may deem, in its sole discretion, the entire amount, or any portion thereof, eligible.

    e. Accounts with respect to international transactions unless insured by an insurance company acceptable to the Bank or covered by letters of credit issued or confirmed by a bank acceptable to the Bank. Bank, in its sole discretion, may deem as eligible amounts due from major, publicly owned foreign companies.

    f. Accounts with respect to which the account debtor is an officer, director, shareholder, employee, subsidiary or affiliate of Borrower.

    g. Accounts where the account debtor is a seller to Borrower, whereby a potential offset (contra) exists.

    h.  Consignment or guaranteed sales.

    i.  Bill and hold accounts.

    j.  Collection accounts.

    k.  C.O.D. accounts.

    l.  Salesmen's accounts for promotional purposes.

    m.  Government receivables, unless formally assigned to the Bank.

    n.  Pre-billings other than the pre-billed monthly contracts.

    o.  Annual maintenance contracts.

6. All financial covenants and financial information referenced herein shall be interpreted and prepared in accordance with generally accepted accounting principles applied on a basis consistent with previous years. Compliance with financial covenants shall be calculated and monitored on a monthly basis.

7. Borrower affirmatively covenants that so long as any loans, obligations or liabilities remain outstanding or unpaid to Bank, or as long as Bank has any obligation to make any advances to Borrower, or as long as the Security and Loan Agreement is outstanding it will:

    a. On a monthly basis, maintain a minimum EFFECTIVE TANGIBLE NET WORTH (defined as stockholder's equity, plus subordinated debt, less any intangible assets, including but not limited to goodwill, trademarks, patents, copyrights, organization expense, and all amounts due from officers, stockholders, and affiliates) of not less than $9,000,000 plus 90% of all extraordinary gains, proceeds from capital stock sold, and equity issued in connection with mergers and acquisitions, and 70% of positive net income after taxes.

    b. On a monthly basis, maintain a maximum TOTAL DEBT TO EFFECTIVE TANGIBLE NET WORTH (defined as total liabilities excluding deferred revenues to effective tangible net worth) of not more than 1.00 to 1.00.

    c. On a monthly basis, maintain a minimum QUICK RATIO (defined as cash and equivalents and accounts receivable to current liabilities less deferred revenues) of at least 1.50 to 1.00.

    d. Maintain all primary accounts and banking relationship with Bank during the term of the Loan Commitment. Maintain, or cause to be maintained, on deposit with Bank, non-interest bearing demand deposit balances sufficient to compensate Bank for all services provided by Bank. Balances shall be calculated after reduction for the reserve requirement of the Federal Reserve Board and uncollected funds. Any deficiencies shall be charged directly to the Borrower on a monthly basis.

    e. Within 10 days from each month-end, deliver to Bank an accounts receivable aging reconciled to the general ledger of Borrower, and a detailed accounts payable aging reconciled to the Borrower's general ledger and setting forth the amount of any book overdraft or the amount of checks issued but not sent. All the foregoing will be in form satisfactory to the Bank. Also provide the Bank, on a quarterly basis or more frequently if demanded by Bank, a complete address list of all active customers.



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    f.  Within 45 days after each month end, deliver to Bank a profit and loss statement and balance sheet of Borrower in form satisfactory to Bank, all certified by an officer of Borrower.

    g. Within 45 days after each month end, deliver to Bank a covenant compliance calculation certified by the CFO of Borrower.

    h. Within 45 days after each fiscal quarter end, deliver to Bank 10Q reports.

    i. Within 90 days after the close of Borrower's fiscal year, deliver to Bank the 10K report and the same financial statements as otherwise provided monthly together with Changes in Financial Position Statement, prepared on an audited basis by an independent certified public accountant selected by Borrower but acceptable to Bank.

    k. Within 90 days after the close of Borrower's fiscal year, income statement and balance sheet projections for the following fiscal year.

    l.  All other information that Bank may reasonably request.

    m. RIGHTS AND FACILITIES. Maintain and preserve all rights, franchises and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; conduct its business in an orderly manner without voluntary interruption and if a corporation or partnership, maintain and preserve its existence.

    n. INSURANCE. Maintain public liability, property damage and workers' compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses. Borrower shall provide evidence of property insurance in amounts and types acceptable to the Bank. Bank to be named as Loss Payee.

    o. TAXES AND OTHER LIABILITIES. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and any of its liabilities at any time existing, except to the extent and so long as:

        (a) The same are being contested in good faith and by appropriate proceedings in such manner as not to cause any material adverse effect upon its financial condition or the loss of any right of redemption from any sale thereunder; and

        (b) It shall have set aside on its books reserves segregated to the extent required by generally accepted accounting practice) deemed adequate with respect thereto.

    p. RECORDS AND REPORTS. Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles on a basis consistently maintained; permit Bank's representatives to have access to, and to examine its properties, books and records at all reasonable times, at least two times a year at a fee to the Borrower of $2,500 per audit.



8. INTEREST RATE. The rate of interest applicable to the Loan Account shall be 2.00% (Two Percent) per year in excess of the rate of interest which Bank has announced as its prime lending rate ("Prime Rate") which shall vary concurrently with any change in such Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the loan account is outstanding divided by 360, which shall, for interest computation purposes, be considered one year. Should Borrower be in default, as default is defined herein, Bank at its option may demand payment of any or all of the amount due under the Loan Account including accrued but unpaid interest, at any time. Notice of such demand may be given verbally or in writing and should be effective upon receipt by Borrower.

9. COMMITMENT FEE. A commitment fee of $20,000, equal to 1.00% (One Percent), of the line of credit amount will be due upon execution hereof.

10. UNUSED FEE. A fee of 0.50% (One-half Percent), per annum, on any unused amount of the line of credit, will be assessed and payable quarterly in arrears.



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11. NOTICE OF DEFAULT. Borrower shall promptly notify Bank in writing of the occurrence of any event of default hereunder or which would be such an event of default upon notice and lapse of time.

12. MISCELLANEOUS PROVISIONS.

    a. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of Bank or any holder of Notes issued hereunder, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or of any other right, power or privilege. All rights and remedies existing under this agreement or any not issued in connection with a loan that Bank may make hereunder are cumulative to, not exclusive of, any rights or remedies otherwise available.



13. This Addendum is executed by and on behalf of the parties as of the date first above written.


ALPHA MICROSYSTEMS
"BORROWER"

BY:                                             BY:
        -------------------------                       -----------------------
TITLE:                                          TITLE:
        -------------------------                       -----------------------

IMPERIAL BANK
"BANK"

BY:
        -------------------------
TITLE:
        -------------------------





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